Exhibit 10.1

GENERAL MOLY, INC.

1736 COLE BLVD., SUITE 115
LAKEWOOD, COLORADO 80401

December 21, 2010

CONFIDENTIAL

CCM Master Qualified Fund, Ltd.

c/o Coghill Capital Management, LLC

One North Wacker Drive, Suite 4350

Chicago, IL 60606

Agreement to Reprice and Exercise Warrants

Dear Ladies and Gentlemen:

This letter agreement sets forth the agreement between General Moly, Inc., a Delaware corporation (the “Company”), and CCM Master Qualified Fund, Ltd. (the “Holder”) regarding (i) an amendment to the exercise price of warrant nos. 1-06A and 29-06A (the “Original Warrants”) to purchase an aggregate of 2,948,028 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) the Holder’s agreement to exercise the warrants (as amended hereby, the “Amended Warrants”).

Accordingly, the Holder and the Company hereby agree as follows:

1.             Amendment to the Original Warrants.  On the terms and subject to the conditions of this letter agreement and in reliance upon the representations, warranties and agreements contained herein, the Company and the Holder hereby agree that the second sentence of the first paragraph of each of the Original Warrants is hereby amended to read as follows:

“The price for each share of Common Stock purchased hereunder (as adjusted as set forth herein, collectively the “Warrant Shares”) is $3.75 per share until expiration of this Warrant (as adjusted as set forth herein, the “Purchase Price”); provided, however, that if the Holder exercises and duly surrenders the Warrant in whole on January 3, 2011, together with payment of the aggregate Purchase Price in immediately available funds, in accordance with Section 1(A) hereof, the Purchase Price shall be $3.66 per share.”

2.             Exercise of the Amended Warrants.  (a)  On the terms and subject to the conditions of this letter agreement and in reliance upon the representations, warranties and agreements contained herein, on January 3, 2011, or on such other date as the

Company may agree in writing (the “Closing Date”), the Holder shall present and surrender the Original Warrants and the purchase forms attached as Annex I to each of the Original Warrants (the “Purchase Forms”), together with immediately available funds equal to $10,789,782.48, the aggregate purchase price for 2,948,028 Warrant Shares (the “Aggregate Purchase Price”) by wire transfer in accordance with wire instructions to be delivered in writing to the Holder by the Company prior to the Closing Date.

(b)           Upon receipt of the Original Warrants, the Purchase Forms and the Aggregate Purchase Price, the Company shall on the Closing Date issue and deliver to the Holder a certificate representing the Warrant Shares. The Warrant Shares shall bear the legend required by Sections 6 and 7 of this letter agreement.

3.             Conditions to Closing.  The obligations of the Company and the Holder hereunder to consummate the transactions contemplated by this letter agreement are subject to the satisfaction of each of the following conditions:

(a)           Each of the representations and warranties of the Company and the Holder contained in Section 5 and Section 4, respectively, of this letter agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b)           Each of the Company and the Holder shall in all material respects have performed, satisfied and complied with all of its respective covenants, agreements and conditions contained in this letter agreement that are required to be performed, satisfied or complied with by it on or before the Closing Date.

4.             Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as follows:

(a)           This letter agreement has been duly authorized, executed and delivered by the Holder and constitutes the legal and binding agreement of the Holder, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or general principles of equity; the Holder has full power and authority to execute and deliver this letter agreement and to perform its obligations hereunder.

(b)           The Holder has good and valid title to the Original Warrants and owns and holds the entire right, title, and interest in and to the Original Warrants, free and clear of any liens, claims or encumbrances (other than those arising as a result of this letter agreement) and the Original Warrants are not subject to any contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the disposition of the Original Warrants.

(c)           The Holder understands each of the following statements in this Section 3(c).  The Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being issued in reliance upon an exemption from the registration requirements of the Securities Act.

(d)           The Holder understands that the certificate representing the Warrant Shares will bear the legend required by Sections 6 and 7 of this letter agreement.

(e)           The Holder has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrant Shares. The Holder acknowledges that it understands the risks inherent in an investment in the Warrant Shares and that it has the financial ability to bear the economic risk of, and to afford the entire loss of, its investment in the Warrant Shares.

5.             Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Holder as follows:

(a)           The Company has all requisite corporate power and authority to enter into this letter agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This letter agreement has been duly authorized, executed and delivered by the Company and constitutes the legal and binding agreement of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or general principles of equity.

(b)           The Warrant Shares have been duly and validly authorized and, when issued in accordance with the terms of this letter agreement, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights.

(c)           The Company covenants and agrees that, as promptly as practicable after the Closing Date, it will file a supplement to the prospectus relating to its effective Shelf Registration Statement on Form S-3 (File No. 333-170389) (the “Shelf Registration Statement”) with the Securities and Exchange Commission in order to permit the Holder to resell the Warrant Shares held by it under the Shelf Registration Statement; provided that the Company shall not be required to take any action to name the Holder as a selling stockholder in the Shelf Registration Statement or to enable the Holder to use the prospectus forming a part thereof for resales of Warrant Shares unless and until the Holder returns to the Company a completed and signed questionnaire with information required by the Company.

6.             Transfer Restrictions.

(a)           Every Warrant Share (and all securities issued in exchange therefor or in substitution thereof) held by the Holder is required to bear the restricted security legend set forth in Section 7(a) of this letter agreement (the “Restricted Securities”) held by the Holder shall be subject to the restrictions on transfer set forth in this Section 6 (including those set forth in the restricted security legend set forth in Section 7(a)) unless such restrictions on transfer shall be waived by written consent of the Company following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section

6(a), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

(b)           Until such date as may be required by applicable laws, any certificate evidencing a Restricted Security shall bear a legend in substantially the form set forth in Section 7(a), as the restricted security legend, unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing as set forth above.

(c)           Any Warrant Shares that were Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or applicable law or as to conditions for removal of the restricted security legend set forth therein have been satisfied, the Company will use commercially reasonable efforts to provide that the Holder may, upon surrender of such Warrant Shares for exchange to the registrar for the Warrant Shares in accordance with the provisions of this Section 6, be exchanged for a new Warrant Share or Warrant Shares, which shall not bear the restrictive legend required by Section 6(a).

7.             Restrictive Legend.  Every Warrant Share (and all securities issued in exchange therefor or in substitution thereof) is required to bear a restricted security legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (I) SUCH REGISTRATION OR (II) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

8.             Notices. All notices and other communications under this letter agreement shall be in writing and shall be deemed given when (i) delivered personally, with written confirmation of acceptance of delivery by the receiving party, (ii) one business day after being delivered to a nationally recognized overnight courier, with written confirmation of acceptance of delivery by the receiving party or (iii) when telecopied (with a confirmation of transmission received by the sender) to the parties at the following addresses (or at such other address as shall be specified by like notice):

if to the Company, to:

General Moly, Inc.
1736 Cole Blvd., Suite 115
Lakewood, Colorado 80401
Attention:  Scott Roswell, Corporate Counsel
Facsimile No.:  (303) 928-8598

with a copy (which shall not constitute notice) to:

Holme Roberts & Owen LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado 80203

Attention: W. Dean Salter, Esq.

Facsimile No.: (303) 866-2000

if to the Holder, to:

CCM Master Qualified Fund, Ltd.

c/o Coghill Capital Management, LLC

One North Wacker Drive, Suite 4350

Chicago, Illinois 60606

Attention:  Jim Schuler, Chief Financial Officer
Facsimile No.:  (312) 324-2001

9.             Confidentiality. Each of the Company and the Holder represent that they have not disclosed any information regarding discussions relating to this letter agreement and have directed their representatives not to disclose any such information. Except as may be required by applicable law or regulatory requirement, neither the Company nor the Holder shall disclose the existence or terms of this letter agreement or any of the provisions contained herein without the prior written consent of the other until the earlier of (x) the Closing Date or (y) five calendar days after the date of this letter agreement; provided, however, that nothing contained herein shall prevent (i) any party from promptly making all filings with any governmental entity or supervisory body (including, without limitation, the Company’s ongoing reporting obligations under the Securities Exchange Act of 1934, as amended, including Item 3.02 of Form 8-K) or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this letter agreement or the consummation of the transactions contemplated hereby or (ii) the Holder from disclosing the terms of this letter agreement to its respective investors and their representatives provided that each such person shall be advised of their obligation not to disclose any such information except as may be required by applicable law or regulatory requirement.  The Company agrees that it will, on or prior to December 23, 2010, either file with the Securities and Exchange Commission a Current Report on Form 8-K disclosing the material terms of this letter agreement and the transactions contemplated hereby or issue a press release disclosing the same.

10.           Governing Law. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

11.           Counterparts. This letter agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

12.           No Third Party Beneficiaries. This letter agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and no other person will have any right or obligation hereunder.

13.           Amendment; Waiver; Consent. This letter agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

14.           Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this letter agreement, including, but not limited to, attorneys’ fees.

15.           Severability.  If any one or more provisions contained in this letter agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

16.           Further Assurances.  Each of the parties hereto shall from time to time execute and deliver all such further documents and do all such further acts and things as another party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this letter agreement.

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If the foregoing is in accordance with your understanding of our agreement, please sign where indicated below and deliver a copy of this letter agreement as provided for herein, whereupon this letter agreement shall represent a binding agreement between us.

Very truly yours,

GENERAL MOLY, INC.

By:	/s/ Bruce D. Hansen
Name: Bruce D. Hansen
Title: CEO

Accepted and agreed to as of
the date first above written:

CCM MASTER QUALIFIED FUND, LTD.

By:	/s/ Clint D. Coghill
Name: Clint Coghill
Title: Director